Exhibit 23.4

[SILVERMAN, OLSON, THORVILSON & KAUFMANN LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registrant’s Registration Statement on Form S-8 pertaining to the Stock Purchase Warrants of our report dated March 26, 2002, with respect to the consolidated financial statements and schedule of Blizzard Genomics, Inc. included in the Current Report on Form 8-K, filed with the Securities and Exchange Commission May 28, 2002 by the Registrant.

/s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD
Silverman Olson Thorvilson & Kaufmann, LTD

June 19, 2002